CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-50902) of Ingersoll-Rand Company (the "Company") of our report dated February 6, 2001 relating to the consolidated financial statements, which appears in the Company's Current Report on Form 8-K, dated February 9, 2001. We also consent to the reference to us under the headings "Experts" in the Registration Statement.



PricewaterhouseCoopers LLP

Florham Park, NJ
February 14, 2001